SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-GOLDEN BOOKS FAMILY

          GABELLI FUNDS, INC.
               THE GABELLI VALUE FUND,INC.
                                 6/17/98           20,000             4.8213
               THE GABELLI COUCH POTATO FUND
                                 6/11/98           10,000-            6.0623
                                 5/22/98           10,000-            8.4060
                                 5/21/98           12,000-            8.9372
               THE GABELLI CAPITAL ASSET FUND
                                 6/12/98            2,000             5.9775
          GAMCO INVESTORS, INC.
                                 7/10/98          100,000-             *DO
                                 7/10/98           20,000-            6.0750
                                 7/09/98           10,000-            6.1406
                                 7/08/98           10,000-            5.5813
                                 7/07/98            6,000-            3.9375
                                 6/30/98            3,000-            3.7813
                                 6/22/98              500             4.4375
                                 6/22/98            1,800-            4.3299
                                 6/15/98            1,000             5.2500
                                 6/12/98            1,000-            5.6250
                                 6/12/98              600             5.1250
                                 6/05/98            2,000             6.7969
                                 6/03/98            5,000-            6.8750
                                 6/01/98              400-            8.0625
                                 5/27/98           10,000-            8.2563
                                 5/26/98            1,500-            8.3750
                                 5/22/98            2,000-            8.4063
                                 5/21/98            1,000-            9.0000
                                 5/19/98            1,500-            8.8927
                                 5/18/98            5,500-            9.2897
                                 5/15/98            2,500-            9.2813
                                 5/14/98           12,000-            9.7743
                                 5/12/98            7,000-           10.4598
                                 5/12/98            3,500-           10.4375
                                 5/11/98              500-           10.5625
          GABELLI & COMPANY MARKET MAKING ACCOUNT
                                 7/08/98            1,000-            4.1875












                                                 SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-GOLDEN BOOKS FAMILY

          GABELLI & COMPANY MARKET MAKING ACCOUNT
                                 6/24/98            1,000-            4.0000
                                 6/24/98            2,000             4.0000
                                 6/18/98            1,000-            4.2500
                                 6/18/98            1,000             4.3750
                                 6/03/98            1,000             6.8750
                                 6/03/98            1,000-            6.7500
                                 5/26/98            1,000             8.8750
                                 5/26/98            1,000            10.5729
                                 5/26/98            4,000-           10.5729
                                 5/13/98            2,000            10.2500
                                 5/11/98            2,000            10.5000
                                 5/11/98            3,000-           10.5729































          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.